Exhibit 10.1

                            [Crestar Bank Letterhead]

Crestar Bank
P.O. Box 26665

Richmond, VA  23261-6665
(804) 782-5000

May 20, 1999

Mr. Thomas M. Mishoe, Jr.
Chief Financial Officer
Eskimo Pie Corporation
901 Moorefield Park Drive
Richmond, VA  23235

Dear Tom:

I am writing in reference to the Letter Agreement dated March 20, 1998, and the $10,000,000 Commercial Note of the same date (the Letter Agreement and Commercial Note collectively referred to as the "Loan Documents") between Eskimo Pie Corporation (the "Company") and Crestar Bank (the "Bank").

The Bank hereby agrees to modify and amend the $10,000,000 Line of Credit and supporting Loan Documents as follows:

Paragraph 3 of the Letter Agreement dated March 20, 1998, is hereby amended such that the Interest rate will be equal to the Bank's overnight Money Market Rate plus 1.00%;

Paragraph 6 of the Letter Agreement dated March 20, 1998, is hereby amended to read that the expiration date is April 30, 2001.

All other terms and conditions set forth in the Loan Documents shall remain the same. If the modifications and amendments specified above are satisfactory, please signify your acceptance by signing and returning the enclosed copy of this letter no later than May 28, 1999.

Sincerely,

CRESTAR BANK

By: /s/ T. Patrick Collins

T. Patrick Collins
Vice President

Accepted and agreed to this 21st day of May , 1999.

/s/ Thomas M. Mishoe, Jr

By: Thomas M. Mishoe, Jr.

Title: Chief Financial Officer